Exhibit 10.1

Financial Leasing Contract

Contract Number: CC14HZ1303154551

Lessor:CMB Financial Leasing Co., Ltd.

Lessee: Henan Zhongpin Food Share Co., Ltd.

Ex. 10.1 - 1

Financial Leasing Contract

Contract Number: CC14HZ1303154551

Signing Place: Shanghai

Signing Date: March 20, 2013

Party A: CMB Financial Leasing Co., Ltd.

Address: Suite 9F, Standard Chartered Bank Building, 201

Century Ave, Pudong New District, Shanghai City

Legal Representative: Qingbin Wang

Contact: Yingzhong Cao

Fax: 021 - 6105 9922

Party B: Henan Zhongpin Food Share Co., Ltd.

Address:21 Changge Road, Changge City, Henan Province

Legal Representative - Xianfu Zhu

Contact - Xiaowei Zhu

Postcode - 461500

Under the principle of equality, freewill, integrity, mutual benefit and common development, and by friendly consultations, Party A and Party B agree to reach the following agreement (hereinafter “this agreement” or “this contract” ) to comply with by both, according to contract law and other related laws and regulations in P.R. China:

Part I Special Clauses

I.	Leased Equipment ( Unit: RMB Yuan)

The leased equipment is the equipment for processing and slaughtering production lines for prepared pork products.

Details for the leased equipment refer to Appendix One of this contract “ Lease back equipment list”, the term “leased equipment” in this contract refers to the equipment/ assets in Appendix One.

The transfer price for the leased equipment is RMB 274,735,451.41

Location of the leased equipment is the factory in Changge

Payment for the transfer price for the leased equipment : one lump sum

Ex. 10.1 - 2

II.	Finance Leasing (Unit RMB Yuan)

Total of the finance leasing: RMB 200,000,000.00

Leasing term: 48 months after the payment of the transfer price of the leased equipment

Nominal annual leasing rate : PBOC 3-5 years, benchmark of bank loans: downward 9%

Commencement date: the payment date of the transfer price of the leased equipment

First payment: RMB74,735,451.41

Nominal equipment price : RMB 1

Commission fees: 3.3% of the total finance leasing value, or RMB 6,600,000

Payment for commission fees: one lump sum

Deposit in total: 4% of the finance leasing value, or RMB 8,000,000

Payment for deposit: one lump sum

Payment method of the rent: equal amount at the end of each period

Rent payment period: quarterly

III.	Party A and Party B’ s bank accounts

Party A’s bank account (it is used to receive the rent payment and other payment from Party B)

Account name: CMB Financial Leasing Co., Ltd.

Opening bank: Siping Branch, Shanghai, CMB

Account # : 1219 0659 7510 606

Party B’s bank account (it is used to receive the leased equipment transfer price from Party A and other relevant payments from Party A)

Account name: Henan Zhongpin Food Share Company.

Opening account:21-century Zhengzhou branch, CMB

Account #: 371902006910901

IV.	Insurance

Party B should be responsible for the insurance of the leased equipment. Whether Party B buys insurance or not, if there is any damage, risk or losses during the leasing period, Party B will be fully responsible, Party A will not take any responsibilities. The above does not affect any obligations of Party B under this contract (including but not limited to rent payments and other payments) (this clause supersedes article ten of the General Clauses )

Ex. 10.1 - 3

V.	Guarantee

Mr. Xianfu Zhu provides irrevocable guarantee for all the liabilities under this contract, and signs the Irrevocable Guarantee Agreement numbered ZLDBGRZX1303154551.

VI.	Use of Proceeds

Use of proceeds by Party B: to repay bank loans

Payment method: on Party B’s own discretion

VII.	Other Clauses

None.

The special clauses, general clauses and relevant appendix are integral part of this contract, have the same legal effect. (if there are conflicts between special clauses and general clauses, the special clauses shall prevail). Party B confirms it has carefully read and understood all the special clauses, general clauses and relevant appendix, and signs this contract with its own willingness.

Party A: CMB Financial Leasing Co., Ltd.

(corporate seal)

Party B: Henan Zhongpin Food Share Co., Ltd.

Legal representative or authorized representative:

/s/Xianfu Zhu

(corporate seal)

Ex. 10.1 - 4

Part II: General Clause

Article One Definitions

In the agreement, unless there are other prescriptions in context:

1.1 Commence date: During the implementation process of this contract, the time a lessor starts to record rent payment by a lessee.

1.2 Commission charge: The service charge that a lessee pays to a lessor for the finance leasing service they provide in prior period.

1.3 Claim: During the process of contract implementation, for the actual loss made not by their own fault, or resulted from the circumstances of that the opposing party should take responsibility pursuant to law and regulations, one party can ask the other for pecuniary compensation or other liabilities for breach contract.

1.4 Payment date: refer to the time of each payment stated in Appendix Three of this contract “rental payment table”, if the payment date is not a working day, then the payment date should be brought to the next working day

1.5 Financing amount: refer to the actual payment to the leasing party, i.e. equipment leasing payment deducting the first rent payment

1.6 Principal: refer to the balance of the finance leasing payment in this contract

1.7 First rent payment: refer to the payment lessee pays to the lessor on the commencement date,

1.8 Leasing deposit: refer to certain amount of payment by Party B to Party A, for the purpose that Party B takes all the responsibilities as specified in this contract

Article Two Statement and guarantee

2.1 The statement and assurance by Party A

2.1.1 Party A, a non-bank financial institution established and existed complying with the law of People’s Republic of China, has independent legal position and qualification of dealing leaseback operation.

2.1.2 Party A guarantees that it is internally authorized corresponding to the subscription and implementation of the contract.

2.1.3 Party A carefully reads through the contract and all items of the contract appendix, and wholly understood the meaning of each item and its implication that sealed contract authentically express. As to the item of responsibility exemption or restriction under the contract, Party A has reminded Party B to notice in a reasonable way and explained it.

2.2 The statement and assurance by Party B

2.2.1 Party B is a company established and existed according to the law of People’s Republic of China, has independent legal position and the capabilities of civil acts and civil liabilities consistent with the business scope specified in its business license.

Ex. 10.1 - 5

2.2.2 Party B guarantees that the sealed contract has obtained corresponding internal authority and permission of relative management department, and has gone through all necessary procedures according to law.

Party B guarantees to provide Party A with all permission files related to subscription and implementation of the agreement and takes the responsibility for its authenticity, validity and integrity; Party B has the right to sign this contract and appendix within, and other related contract or documents.

2.2.3 Party B guarantees to compile and provide all financial accounting statements and reports on time based on Party A’s requirements, and is responsible for its authenticity, validity and integrity.

2.2.4 Party B promises that the use of the leased equipment is within the business scope of Party B and will not violate any provision of laws and regulations, and projects that related to the leased equipment conformed to the laws and regulations and have obtained the approval of relevant administrative authorities.

2.2.5 Party B reads through all articles of the contract and attachments, and fully comprehended its authentic meanings and connotations of various signed contract files. Party B has certificated the items that exempt or limit Party A’s liability provisions. Party A has adopted a reasonable manner to bring to Party B’s attention and explained accordingly.

2.2.6 Party B agrees Party A to register in the finance lease registration system of Credit Information Center of People's Bank of China after signing this contract.

2.2.7 Party B agrees under this contract, Party A has the right to check the daily operations of Party B through CMB for the purpose of after-rent management, and Party B should provide relevant information.

Article Three Nature of Transaction and leased equipment

3.1 Party A and Party B will conduct a leaseback according to this contract (or agreement). Party A agrees to purchase Party B’s leasing facilities, on which Party B promises that they have the lawful property rights and the equipment is without property flaw, and lease such equipment to Party B for use. Party B agrees to hold a lease and pay rents to Party A based on the agreement.

3.2 The details of the leased equipment are in Appendix One of this agreement: leaseback equipment list. ‘Leased equipment’ appeared in this agreement refers to equipment listed in Appendix One of this agreement: leaseback equipment list.

Article Four The acquisition of leased equipment

4.1 Party B aims at leaseback for use and fund raising, taking the way of sales leaseback to sell leased facility or equipment to Party A; on the basis of the above purposes of Party B, Party A pays the transfer price to buy rented facility which Party B sells to Party A and gets the ownership.

4.2 Party B needs to provide property right certificate and other necessary documents to Party A which proves that the leaseback asset belongs to Party B.

Ex. 10.1 - 6

4.3 Both Party A and Party B conformably agree that Party B sells the leased equipment in Appendix One to Party A according to the specified leasing equipment transfer price and way of payment. Party B should make the first rent payment to Party A as specified in this contract on the commence date. Party A should make the finance leasing payment to Party B (equipment leasing transfer price deducting the first rent payment ), which is regarded that both Party A and Party B fulfill their obligations in this contract, and Party B should provide payment receipt to Party A.

4.4 After the signatures and seals of the agreement, Party A shall be responsible for the fund to buy leased facility, while Party B shall be responsible to deliver property document which stated that leased equipment is owned by Party B, and make the insurance of leased equipment of the contract. Once Party B provides all documents required by Party A, and there is no changes happen to the circumstances prescribed in those documents, those documents remain in force, or B has made reasonable explanations to changes, Party A shall pay the transfer price of the leased equipment to Party B. If Party B does not provide relevant documents within one month after signing this contract, Party A has the right to terminate this contract without paying the leased equipment transfer price, or to sign another new contract with Party B.

4.5 Party B should be responsible for the taxes and all costs occurred owing to transfer of the leased equipment under the contract, and Party B insures that no VAT or business taxes need to be paid by both parties.

4.6 Party B should strictly abide by the use of the leasing equipment payment, as required by this contract, not violating the laws and regulations of P.R.China, People’s bank of China and China Bank Regulatory Commission. Party A has the right to supervise and examine the use of the leasing payment, Party B should provide relevant document sealed copies to Party A.

Article Five Delivery, quality defects and claims of leased equipment

5.1 On the day when Party A pays the transfer price of leased equipment to Party B, the leased equipment that Party B rented back from Party A, shall be deemed that the equipment has delivered over from Party A (lessor) to Party B(lessee) in its good condition, while the ownership of those equipment has been transferred to Party A. Party B should not raise any objection to the leased equipment.

5.2 Events, including but not limited to, delay in delivery, quality defects, and suppliers not fulfilling the warranty obligations, occur to the leased equipment Party B purchases first and then transfers to Party A, Party B shall bring up a claim to suppliers directly.

Article Six Lease term, lease payment, commission charge, lease deposit and other expenses

6.1 The lease period is specified in this contract, starting from the commencement date, the commencement date is the day that Part A pays transfer price of leased equipment to Party B. rental payment is an equal amount for each term and paid after the term, referred to Appendix Two "rental payment schedule."

Lease term is a fixed time range. Within this range, both Parties should not pause, or terminate the lease on the lease equipment.

6.2 After the confirmation of commence date, Party A should send to Party B Appendix Three “rental payment table”, “rental payment table” added payment date for each payment upon the “rental payment schedule”. During the validity term of the contract, Party B should pay rents to Party A strictly according to sum, currency type, time and manner of payment stated in the contract and Appendix Three “rents payment table”. If the rental payment date is a public-holiday, then Party B shall pay the rent of current term on previous working day. Party A shall provide invoice to Party B after receiving the rent of current term from Party B.

Ex. 10.1 - 7

The obligation of Party B to pay rent and all other payables is unconditional, without impact of any reason. Under this contract Party B shall pay all payables in full amount to Party A, without any form of reduction and deduction.

6.3 The renting interest rate and interest rent under this agreement is confirmed in the special clauses. Within the leasing period, if the benchmark loan interest rate adjusts, Party A owns the right to adjust the leasing interest rate with accordant direction and same proportion. When interest rate adjusted, Party A does not need to get consent of Party B in advance, but should give notice to Party B in written form according to Appendix Four "Rent Adjustment Notice". The rents for periods before the date of interest rate adjustment as well as the rent for period involves interest rate adjustment remains unchanged, then from the next leasing period, the rental payment will be collected according to be the adjusted amount, Party B has also agreed to pay the rent to Party A according to the amount, currency, time, and manner of payment prescribed in "rent adjustment notice". "Rent Adjustment Notice" is an integral part of this contract.

As to the unpaid rents by Party B, in case interest rate increases, the rate should be adjusted according to new leasing interest rate. If interest rate falls down, Part B should pay rents according to the original leasing interest rate.

6.4 Before commencement date Party B should pay a lump sum of irrevocable commissions to Party A, Party A provides VAT invoice of the same amount.

6.5 Before commencement date Party B should pay a lump sum of leasing deposit to Party A. During the process Party B implementing contract, if breach of contract occurs, Party A owns the right to use leasing deposit to offset: (1) penalty, (2) other expenses, (3) Unpaid rent. At the same time, Party B shall fill deposit in time in accordance with the notification from Party A. If Party B fails to make up for margin requirements, Party A has the right to use each subsequent rent Party B pays in priority to make up margin. If there is no breach of contract happened during contract implementation term, the deposit will offset rents of last or last several periods.

6.6 Party B agrees to take the bank account opened in one branch of China Merchants Bank (referred to debit bank) as the designated account that Party B receives payments from Party A at transfer price as Party A purchase the asset and Party B pays rents to Party A. Fund in this account should be given priority for rental payment and other payments under this contract.

Party B designate the following bank account to be the appointed account that receives payments from Party A at transfer price as Party A purchase the asset and Party B pays rents. (Hereinafter referred to "Party B Account"):

Party B should deposit rents sum of the period two days before rents payday. Party B shall authorize issuing bank to transfer due rents from the appointed account directly to Party A’s account on the date of payments.

Party A designate the following bank account to be the appointed account that receives payments Party B pays to Party A. (Hereinafter referred to "Party A Account"):

Ex. 10.1 - 8

Prior written notice shall be given to Party B within 5 working days in the event of changes in bank account designated by Party A.

Party A, Party B and debit Bank will sign a "payment authorization agreement" as Appendix Five of this contract.

6.7 The transfer date of the rent transferred from Party B’s Account is regarded as Party B’s pay date.

6.8 If Party B pays rents, leasing commission, leasing deposit and other account payable in advance, it is treated as paid in payable date.

Article Seven The ownership and Exercise Right

7.1 Within the lease term, though Party B does not need to provide VAT invoice, Party A is the only one who has the ownership of the leased assets. And the Party A has the right to take approach on lease equipment in ways that Party A deems appropriate to indicate that ownership of the leasing equipment and rental relations, Party B has the obligation to maintain the clearness and completeness of marks of the leased equipment.

7.2 Within the term of the contract, Party B shall guarantee the ownership and disposition right Party A has on leased equipment, Party B should not have the following acts which harm the ownership and disposition right Party A has on leased equipment:

(1) Modify or move the leased equipment out of storage locations without obtaining the written consent from Party A;

(2) Sublease or otherwise dispose the leased equipment without obtaining the written consent from Party A;

(3) Sold or transfer the leased equipment to a third party;

(4) Set up mortgage, pledge, lien right or other rights on the leased equipment;

(5) Use the leased equipment as an investment or cooperation conditions to establish a company or other organization;

(6) Use the leased equipment as security for proceeding or compensation for debt;

(7) Other actions that harm the rights of Party A.

7.3 Within the lease term, If Party B does not breach the contract; Party A should guarantee the quiet possession of the leased equipment by Party B .

Article Eight The use, maintenance and repair of the leased equipment

8.1 Party B shall assume the obligation to maintain and repair the leased equipment to keep it in a good operational position, and bear the expenses.

8.2 Party B should legally, safely and appropriately use the leased equipment within its business scope in accordance with the equipment’s design purposes, operating manuals and instructions, included but not limited to developing operation specifications, equipped with professional operating personnel holding operating certificates.

Ex. 10.1 - 9

8.3 Party B should build maintenance relationship with manufacturers and service providers, equip with professional maintenance organizations and personnel to conduct routine maintenance, repair and care. Party B cannot stop paying the rent and other payments or terminate this contract for reason of occurrence of dispute with manufacturers and service providers.

8.4 During the process of repair and maintenance to the leased equipment by Party B, if the major components of the leased equipment needs to be changed, Party B should acquire a written approval from Party A, the replaced and added components, devices and services on leased equipment due to repair and maintenance should not involve any third party rights; for repair and maintenance purpose, the replaced and added components, devices and services on the leased equipment automatically become an integral part of the leased equipment, transferred to Party A for free, the rent will not be adjusted thereby.

8.5 Party B should bear all costs and taxes that caused by the leased equipment itself and its setting, storage, use, maintenance, and repair.

8.6 Within the lease term, if the leased equipment results in personal injury or property damage, Party B should be responsible for compensation, and Party A does not bear any liabilities.

8.7 Within the lease term, as for any actions of Party B that might damage the leased asset, Party A owns the right to holdback and asks Party B to take all necessary remedies measure, Party B must take such measure.

8.8 Within the lease term, if the leased facility is out of possession of Party B not due to Party A’s fault, Party B should claim its right actively for getting back the facility. The whole expenses occurred due to claim right should be covered by Party B; and Party B should continually pay the rent and other payments in full amount on time.

8.9 Within the leasing term, Party A reserves the right to check the status of the leased equipment at any time, Party B shall accept, support and cooperate with on-site inspections of the leased equipment carried out by project management personnel of Party A, and shall provide record report on the use, maintenance, and care of the equipment as requested by Party A.

Article Nine The damage or destruction risk of the leased facility and treatment

9.1 The damage or destruction risk of the leased property, whether it belongs to insurance, or is not within the insurance coverage, Party B shall be responsible to arrange for repairs and pay the resulting costs, and it has no influence on Party B’s obligation of rents and other obligations.

9.2 Once the damage or destruction of leased asset occurs, Party B should inform Party A in written notice immediately. Party A can choose one of the following methods. Party B is in charge to deal with it and cover all expenses.

9.2.1 Recover or repair the leased equipment to normal condition for use;

9.2.2 Replace the alternatives that have the same condition with the leased equipment.

9.3 If the damage or destruction degree of the leased equipment is unrecoverable and irreplaceable, Party A is entitled to terminate the contract in advance.

Ex. 10.1 - 10

At this point, Party B should pay all due and outstanding rent and other payments, after the above amount is paid, the ownership of the residual value of the leased equipment is transferred to Party B.

Article Ten Insurance

10.1 From the effective date of the contract, based on the amount not less than the net book value of the leased equipment from the commencement date, Party B as insurance applicant, shall insure all risks on leased facility, to take Party A as the first beneficiary and keep it valid during the contract term, with insurance charge covered by Party B. Party B should provide original or photocopy of insurance policies/insurance endorsement for Party A’s custody. The insurance company should be acknowledged by Party A. Party B shall buy appropriate insurance as required by national laws, policies or industry practices at its own costs.

Party B should renew all of the above insurance within the 10 days before the expiration of the insurance policies or insurance contract, and Party B should provide the original version or copy of the renewal insurance policy / insurance endorsement to Party A in time.

If Party B refuses to fulfill its obligations under the terms of the contract, Party A has the right to insure or renew the insurance on his own. The expenses are covered by Party B. Within three working days upon receipt of insurance expense list, Party B should remit the corresponding payments to the Party A Account. If Party B does not pay the insurance fee in time or does not pay in full, Party A is also entitled to collect the liquidated damages by deducting from the rent and the deposit, which will not affect any other claims by Party A against Party B.

10.2 Once the damage or risk events happen, Party B should inform Party A and insurance company immediately on written notice to conduct inspection and claim, and provide all the necessary documents and take all necessary measures to ensure Party A receive insurance reimbursement. In the event of the inspection and claim of determining risks are bungled by Party B’s fault, Party B should be responsible for claim from Party A.

10.3 Party A and Party B should negotiate and arrange the collection and disposal of the insurance fund according to the following principles.

10.3.1 If non-total loss occurred, Party B should use insurance fund to offset expenses, , under the premise of that Party B does not have any default payments to Party A, Party A authorizes Party B to get the insurance, Party B shall use the collected insurance for repair of equipment and continue using it. The contract continues to be valid.

10.3.2 If total loss occurred, Party A has the right to terminate the contract. Party A should use insurance fund based on following order to offset expenses, liquidated damages, compensation, due and undue rents that Party B owes to Party A. The remnant quits insurance should be delivered from Party A to Party B. In case that the remnant is not enough, Party B should make up for Party A.

10.4 Payments delay on insurance compensation cannot be the reason that Party B should postpone payments to Party A. Party B cannot use insurance claim right to offset any payment to Party A.

10.5 If Party B does not purchase insurance or an accident occurs outside the scope of the insurance coverage, which cause damage to or destruction of leasing equipment, action will be executed in accordance with Article nine of this contract.

Ex. 10.1 - 11

Article Eleven Guarantee

11.1 Under the contractor, guarantor provides irrevocable guarantee for Party B, details are in the special clauses.

11.2 Party B holds the responsibility to coordinate Party A and guarantor to sign the guarantee contract and provide relevant documents.

Article Twelve Disposal of the leased equipment after expiration of the lease term

12.1 At the expiration of leased period, both parties agree that Party B will retain the rental facility at nominal price.

12.2 When the rental period expires, Part B has paid all debts on time under the contract (including but not limit to rents, nominal purchase price of leased property and other payables, etc.), the ownership of the leased property transfers to Party B. Party B agreed to purchase leased equipment according to the status quo. Since Party B possesses and uses the leased equipment all along, Party A will not make any statements and assurances on the performance and status of leased equipment.

Party A should cooperate with Party B in handling the transfer procedures of ownership of leased equipment, costs will be borne by Party B.

Article Thirteen The disposition under special circumstances

13.1 In case of that one of the following circumstances happened on Party B, Party A owns the right to require Party B to provide appropriate guarantee within specified period. If Party B cannot provide guarantee within specified period, Party B will be regarded as breach of contract under this contract.

13.1.1 State of operation is deteriorated seriously

13.1.2 Transfer property; withdraw the fund in order to avoid debt;

13.1.3 Lose business credit, e.g. bankruptcy, business operation interruption, lack of business certificate etc.;

13.1.4 Lose or might lose the capability to fulfill debts.

13.2 In case of there are some adverse changes on Party A’s creditor’s rights under the contract, informed by Party A , Party B should provide additional security that satisfies Party A’s requirements. If Party B does not provid security within reasonable period, Party B will be regarded as breach of the contract.

Article Fourteen Notification and assistance

14.1 Party B should carry out the following notification and assistance obligations

Ex. 10.1 - 12

(1) Party B should provide its quarterly financial report and annual auditing report to Party A within 15 working days after these reports are completed.

(2) Party B should bring forth the record reports on the use, maintenance and repair of leased equipment to Party A within 15 days after the end of each fiscal year and should be examined for the operational condition by Party A.

(3) If Party B changes registered capital, location, address, business scope or legal representative that was registered in business management department, Party A should be informed in written notice within seven working days after relevant changes happen.

(4) In case of Party B needs to conduct leasing, contracting operation, joint-stock reform, pool, consolidation, merger, joint venture, separation, capital reduction, changes in equity ownership, transfer of significant assets and other behaviors that is important enough to affect the realization of Party A’s rights and interests. Party B should notify Party A at least thirty working days in advance and obtain Party A’s written approval. Party A has the right to require Party B to take more guarantee approach or pay all outstanding rents and other payments immediately.

(5) In such events that are harmful to the normal operation of Party B or any other events that might place a significantly adverse influence on fulfilling the rental payment obligations under this contract happen, including but not limit to significant economic dispute, litigation, bankruptcy, and financial deterioration, Party B should inform Party A right away.

(6) In the event of that Party B goes out of business, dissolve, shutout and remedy, or business licenses revoked, Party B should inform Party A in written form within five working days after the occurrence.

(7) On the basis of project and contract management requirement, Party A can ask for working assistance of other aspects from Party B. Party B should ratify on that.

(8) Party B also bears the responsibility of notification, assistance and confidentiality under this contract.

14.2 Party B should take the following responsibilities of notification and assistance to Party A

(1). Business location or address change, Party B should notify Party A within 15 working days.

(2) In the event of that Party B goes out of business, dissolve, shutout and remedy, or business licenses revoked, Party B should inform Party A in written form within five working days after the occurrence.

(3) Party B also bears the responsibility of notification, assistance and confidentiality under this contract.

14.3 Whereas any notice given to Party B by the Party A under this contract, if it is through fax or e-mail, once enters into the system of Party B, shall be deemed to have been served; if notice is by EMS post, after the seventh day of delivery, the written notice will be deemed as served.

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Article Fifteen Liability for breach of contract

15.1 liability of Party A for breach of contract

15.1.1 If Party B fails to get the possessing and use right because of Party A’s fault, causing the contract cannot be executed and Party B’s damages, Party A shall bear the liability

15.1.2 If as a result of Party A’s excuses, Party B can not exercise its ownership towards the leased facility normally, Party A bears the liability for the loss of Party B.

15.2 liability of Party B for breach of contract

15.2.1 If Party B does not pay leasing commission or provide guarantee based on the contract, Party A can stop the obligations under the contract for a while; if after a month by reminding Party B, if Party B still does not pay over or provide guarantee, Party A has the right to terminate the contract. Party B shall be responsible for the loss caused by contract dissolution.

15.2.2 If Party B fails to pay the matured payable rent, fees, rental deposits and other payables specified in this contract, or fails to pay any fees paid on behalf of Party B by Party A on schedule, Party B shall pay 5/10000 of overdue amounts on a daily basis as liquidated damages to the Party A until the day of payoff.

15.2.3 If Party B breaks the notification and assistance duty in article 14.1 of this contract, but not seriously enough to harm the credit right of Party A, Party B should correct it within 5 days after getting the notice from Party A and take remedy measurement. If Party B refuses to correct or cannot remedy, Party A has the right to request Party B to compensate.

15.2.4 Once one of the following event occurs, Party B is regarded as fundamental breach of contract

(1) Party B fails to pay the rental after 60 days overdue or 90 days cumulatively complying with this contract.

(2) Party B does not provide appropriate guarantee agreed in article 11 of this contract, and still cannot provide within one month after receiving the notice from Party A;

(3) Party B breaks the article 2.2.4 and article 13 of this contract;

(4) In the event of that Party B has some actions detrimental to the ownership of leased facility of Party A or the leased facility itself stated in Article 7.2 and 8.7 under the contract, Party B refuse to correct or cannot remedy after getting the notice from Party A;

(5) If Party B breaks the notification and assistance duty in article 14.1.4, 14.1.5, 14.1.6 of this contract, and harms the credit right of Party A seriously;

(6) Party B does not comply with the use of the funds as required by the contract, and has not taken any remedy within 30 days after notice from Party A.

(7) Any statements, promises or other written statements related to this contract and its appendix that Party B gives to Party A are proved to be misstatement.

(8) Party B fails to carry out or comply with this contract or other promises or obligations in related agreement, has not taken any remedies within 30 days after receiving the written notice from Party A.

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Article Sixteen Remedies for Breach of Contract

16.1 If Party B is considered as anticipatory breach of contract or a fundamental breach of contract, Party A not only has the right to request Party B to be responsible for breach of contract and compensate for the losses in accordance with this contract, but also has the right to take one or more of the following remedies:

(1) recourse from Party B all overdue rental payments, penalty, damages, all outstanding rents and other payables that Party B should pay under this contract;

(2) terminate this contract before expiration, retrieve or prohibit the use of leased equipment by Party B without going through the judicial process, and demand Party B to compensate for all resulting losses;

(3) force Party B to fulfill this contract through legal procedings, and demand Party B to compensate Party A for all losses and expenses resulting from the breach of contract (including legal fees, arbitration fees, lawyer fees and all other costs that occur due to cleanning up, etc.);

(4) take other lawful remedies.Such above measures taken by Party A will not affect other lawful rights of Party A under this contract, and will not affect other obligations borne by Party B under this contract in accordance with law.

16.2 Party A gets back the leasing equipment based on article 16.1, methods including but not limited to:

(1) take measures to make the leased equipment out of operation;

(2) require Party B to deliver the well-leased equipment to Party A in accordance with designated time and place, the relevant costs shall be borne by Party B;

(3) Party A or its agents directly enter into the location of the leased equipment, immediately possess and transfer the leased equipment, the resulting costs shall be borne by Party B.

(4) after retracting the leased equipment, Party A does no need to renovate or repair the leased equipment, and can dispose them directly, designate rating agencies by itself, use evaluated price as the value of the leased equipment, or directly sell the leased equipment in accordance with the status of it when retracted, sale target could be any legal or natural person who needs leased equipment, sales proceeds will be regarded as the value of leased equipment.

16.3 For the proceeds from the disposal of the leased equipment, Party A is entitled to pay in following order:

(1) the full costs arising from the retrieval, transfer, storage, repair, handling of the leased equipment or the implementation of this contract by Party A (including attorneys fees, taxes, etc.);

(2) all penalty, overdue rents, outstanding rents and any loss suffered by Party A shall be paid by Party B;

(3) any other unpaid amounts. If proceeds from the disposal are not enough to compensate for the deficient amount, Party B shall compensate for such deficient amount. If there are proceeds left, it belongs to Party B.

Ex. 10.1 - 15

Article Seventeen Confidential item

Both parties promise to keep relevant business privacy under the contract, if one party fails to fulfill Confidentiality Obligations resulting in the disclosure of the contents of this contract, once the breaching party receives written request from non-breaching party, it should immediately stop any action that violates the contractual obligations, and eliminate any resulting adverse effects by all means. Otherwise, the non-breaching party has the right to take all reasonable means to eliminate these effects, the defaulting party shall compensate the entire losses caused to the opposite party, and bear all arising costs.

Article Eighteen Force Majeure

18.1 If either party cannot make its obligations specified under this contract by force majeure, then it should inform the other party in written notice (no later than 7 days after the force majeure) , explain the details of the force majeure, the losses and relevant documents, and should take relevant necessary remedies to prevent any more losses.

18.2 During the period of force majeure, the Party who is affected can be exempted from the breach of the contract, in part or in all, but it cannot be exempted from its obligations in the contract, including but not limit to rent payments.

18.3 When the force majeure finished, the party who is affected should notify the other party. All parties should continue to meet the obligations specified in this contract and the term of the contract will be extended accordingly.

18.4 If the force majeure continues more than 60 days which seriously affects either party to enforce this contract, then either party has the right to inform the other party in written notice to terminate this contract, and Party B should pay Party A the payments as required in Article 9.3 in this contract.

Article Nineteen The validation, alteration, supplement of the contract and transfer of contractual rights

19.1 The contract includes general terms, special terms and appendix. If general terms and special terms are different, the special terms should be finalized.

19.2 The contract becomes effective once the legal representatives or authorized persons of both Parties seal and sign the contract.

19.3 Once the contract becomes effective, before Party A makes the payment of the leased equipment to Party B, if there is any macro-economy policy change from the Chinese government, which cause material change in Party A’s business scope/size or in the capital market, then Party A has the right to negotiate with Party B. and if no agreement comes out 7 days after the negotiation begins, then Party A has the right to terminate this contract.

19.4 Once the contract becomes effective, if both parties need to modify certain items under the contract or make a complement on unsettled issues, another complement agreement should be made. The supplement agreement constitutes a part of this contract.

Ex. 10.1 - 16

19.5 During the term of contract, Party A is entitled to transfer all or part of its rights under the contract to third party on the condition of that no damage to any contractual rights of Party B.

Article Twenty Governing Law and Disputes Resolution

20.1 This contract is governed and interpreted by PRC laws.

20.2 For any dispute caused by or related to this contract, both parties agree to submit to the People’s Court in Party A’s location.

Article Twenty-one Appendixes to contract

The appendixes are an integral part of the contract, and have the same legal effect as this contract.

Appendix One Leaseback Equipment List

Appendix Two Rental Payment Schedule

Appendix Three Rental Payment Table

Appendix Four Rent Adjustment Notice

Appendix Five CMB Payment Authorization Agreement

Article Twenty-two Supplementary provisions

This contract shall be executed in four counterparts, each of Party A and Party B shall hold two counterparts, all of which shall have the same legal effect.

(The remainder of this page is intentionally left blank)

Ex. 10.1 - 17

The special clauses, general clauses and relevant appendix are integral part of this contract, have the same legal effect. (if there are conflicts between special clauses and general clauses, the special clauses shall prevail). Party B confirms it has carefully read and understood all the special clauses, general clauses and relevant appendix, and signs this contract with its own willingness.

Party A: CMB Financial Leasing Co.,Ltd.

(corporate seal)

Party B: Henan Zhongpin Food Share Co., Ltd

Legal representative or authorized representative:

/s/Xianfu Zhu

(corporate seal)

Ex. 10.1 - 18

Appendix Two

Rental Payment Schedule

Finance Leasing contract #: CC14HZ1303154551	Currency: RMB, Unit: Yuan

Payment information

Payment period	principal	interest	tax	total	remarks
Initial installment	74,735,451.41	0.00	0.00	74,735,451.41	First payment, which has been deducted
2	11,190,854.82	2,488,888.89	423,111.11	14,102,854.82
3	11,353,793.67	2,349,624.91	399,436.23	14,102,854.82
4	11,519,104.90	2,208,333.26	375,416.65	14,102,854.82
5	11,686,823.07	2,064,984.40	351,047.35	14,102,854.82
6	11,856,983.21	1,919,548.38	326,323.22	14,102,854.82
7	12,029,620.89	1,771,994.81	301,239.12	14,102,854.82
8	12,204,772.17	1,622,292.86	275,789.79	14,102,854.82
9	12,382,473.65	1,470,411.26	249,969.91	14,102,854.82
10	12,562,762.47	1,316,318.25	223,774.10	14,102,854.82
11	12,745,676.29	1,159,981.65	197,196.88	14,102,854.82
12	12,931,253.34	1,001,368.79	170,232.69	14,102,854.82
13	13,119,532.39	840,446.52	142,875.91	14,102,854.82
14	13,310,552.78	677,181.23	115,220.81	14,102,854.82

Ex. 10.1 - 19

15	13,504,354.43	511,538.79	86,961.59	14,102,854.82
16	13,700,977.83	343,484.61	58,392.38	14,102,854.82
17	13,900,464.09	172,983.53	29,407.20	14,102,854.82	Deposit will be deemed part of the rental payment
Rent in total				300,381,128.53

Party A: CMB Financial Leasing Co., Ltd.

(corporate seal)

Party B: Henan Zhongpin Food Share Co., Ltd.

( corporate seal)

Ex. 10.1 - 20